Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 30, 2010, except as to the fourth paragraph of our report and Note 10 which are as of May 19, 2010, relating to the restatement of the consolidated financial statements of United States Commodity Funds LLC and Subsidiaries as of and for the years ended December 31, 2009 and 2008, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
May 24, 2010